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                                                                    EXHIBIT 99.7

Dear fellow shareholder:

On behalf of McDonald's, let me wish you and your family a great holiday season and prosperous new year.
   I am pleased to tell you that we will be making certain changes to MCDirect Shares--McDonald's direct stock purchase plan. These changes, effective January 1, 2000, will make it more convenient for investors to begin and build their McDonald's share ownership. The Plan revisions include lowering certain MCDirect Shares investment minimums, reducing the enrollment requirements for young investors, eliminating the annual account fee and changing other Plan fees. In addition, we will continue to offer all of the Plan's other popular features such as dividend reinvestment; automatic monthly investments via direct withdrawal from an account at a U.S. financial institution; purchasing and selling shares on a daily basis when practical; and providing a share safekeeping service.
   You do not need to take any action to continue your participation in MCDirect Shares as the new terms will automatically become effective on January 1, 2000. Please review this material as it summarizes all the Plan changes.
   On a final note, you should be aware that we recently announced that McDonald's will pay dividends on an annual, instead of quarterly, basis beginning in 2000. The change to an annual dividend cycle will reduce McDonald's dividend payment processing costs.
   Thank you for your support and loyalty as a customer and a shareholder.

Sincerely,

/s/ Jack M. Greenberg
Jack M. Greenberg
Chairman and Chief Executive Officer
December 16, 1999


Highlights of Plan changes (effective January 1, 2000)
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 . New young investor feature

  Young investors with at least one share registered in custodial name under the Uniform Gifts/Transfers to Minors Act can join MCDirect Shares. Or, a Plan account can be opened for them with a $100 initial investment.

 . Reduced enrollment criteria

  Investors with at least 10 shares or those who make a $500 initial investment or authorize automatic monthly investments of $50 or more can open a Plan account.

 . Lower investment minimums

  Additional investments can be made for as little as $50.

 . Flat-rate purchase fees

  Plan purchase fees will be a simple flat-rate no matter how many shares are purchased.

 . Annual account and payroll deduction investment fees eliminated

  Neither fee will be charged under the revised Plan terms.

MCDirect Shares revisions (effective January 1, 2000)
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
                                            Current                    Revised
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                                                All      Regular     Custodial
                                           accounts     accounts      accounts
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
Enrollment criteria
Number of shares                                 25           10             1
Initial investment via check/wire            $1,000       $  500        $  100
Automatic monthly investments                $  100       $   50        $   50
Payroll deduction investments                $   20       $   20        $   20
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Optional investments
Cash investment                              $  100       $   50        $   50
Payroll deduction investment                 $   20       $   20        $   20
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Plan fees
Enrollment fee                               $ 5.00       $ 5.00        $ 5.00
Cash investment via check/wire               $ 5.00(1)    $ 6.00        $ 6.00
Cash investment via automatic withdrawals    $ 1.00(1)    $ 1.50        $ 1.50
Investment via payroll deduction             $  .25(1)    $    0        $    0
Annual account fee                           $ 3.00       $    0        $    0
IRA annual fee (all IRA types)               $35.00       $35.00        $35.00
IRA termination fee                          $50.00       $50.00        $50.00
Sales fee                                    $10.00(1)    $15.00(2)     $15.00(2)
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
(1) Plus $.10 per share
(2) Plus $.15 per share